UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 23, 2015, Presbia PLC (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 11, 2015.  The final voting results are set forth below.

Proposal 1: Election of directors.

The following is a list of the directors who were re-elected at the Annual Meeting to serve as directors until the conclusion of the annual general meeting of shareholders to be held in 2016.  The results of such vote for each director were as follows:

Name	For	Against	Abstain	Broker Non-Vote

Ralph Thurman	11,602,325	313,426	200	914,126

Richard Ressler	11,602,325	313,426	200	914,126

Zohar Loshitzer	11,652,378	263,373	200	914,126

Vladimir Feingold	11,652,378	263,373	200	914,126

Todd Cooper	11,652,678	263,073	200	914,126

Robert Cresci	11,915,551	200	200	914,126

Mark Blumenkranz	11,915,251	500	200	914,126

Proposal 2: Ratification of U.S. independent registered public accounting firm and authorization of the Audit Committee to set such auditor’s remuneration.

The shareholders ratified, in a non-binding vote, the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm with respect to the Company’s U.S. financial statements and authorized, in a binding vote, the Audit Committee of the Company’s Board of Directors to set such auditor’s remuneration.  The results of such vote were as follows:

For		Against	Abstain

12,829,877	0		200

Proposal 3: Ratification of Irish independent statutory auditor and authorization of the Audit Committee to set such auditor’s remuneration.

The shareholders ratified, in a non-binding vote, the appointment of Moore Stephens LLP as the Company’s independent statutory auditor with respect to the Company’s Irish financial statements and authorized, in a binding vote, the Audit Committee of the Company’s Board of Directors to set such auditor’s remuneration.  The results of such vote were as follows:

For		Against	Abstain

12,829,577	0		500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By:	/s/ Richard Fogarty
Name:	Richard Fogarty
Title:	Chief Accounting Officer

Dated:    July 27, 2015